                                                                   Exhibit 99(b)




                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 11-K

               [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                   FOR THE FISCAL YEAR ENDED JANUARY 31, 1996

                                       OR

            [ ]  TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                        Commission file number   1-6959


                            -----------------------

                            MND HOSPITALITY, INC.
                           THRIFT AND SAVINGS PLAN

                            -----------------------


                      MITCHELL ENERGY & DEVELOPMENT CORP.
            (Name of issuer of securities held pursuant to the Plan)


                P. O. Box 4000, The Woodlands, Texas 77387-4000
           (Address of Plan and principal executive office of issuer)

                 MND Hospitality, Inc. Thrift and Savings Plan
                  INDEX TO FINANCIAL STATEMENTS AND SCHEDULES


                                                                                                  Page
                                                                                                  ----
Report of Independent Public Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . . .      2

Statement of Net Assets Available for Plan Benefits with Fund Information
   January 31, 1996 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
   January 31, 1995 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4

Statement of Changes in Net Assets Available for
   Plan Benefits with Fund Information for the Year Ended
     January 31, 1996 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
     January 31, 1995 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6

Notes to Financial Statements--January 31, 1996 and 1995  . . . . . . . . . . . . . . . . . . .      7

Schedule I--Schedule of Assets Held for
   Investment Purposes at January 31, 1996  . . . . . . . . . . . . . . . . . . . . . . . . . .     10

Schedule II--Schedule of Reportable Transactions
   for the Year Ended January 31, 1996  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     11

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Administrative Committee of the
   MND Hospitality, Inc. Thrift and Savings Plan:


      We have audited the accompanying statements of net assets available for plan benefits of the MND Hospitality, Inc. Thrift and Savings Plan as of January 31, 1996 and 1995, and the related state ments of changes in net assets available for plan benefits for the years then ended. These financial statements and the schedules referred to below are the responsibility of Mitchell Energy & Development Corp.'s management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the MND Hospitality, Inc. Thrift and Savings Plan at Janu ary 31,1996 and 1995, and the changes in net assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

      Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes as of January 31, 1996 and reportable transactions for the year then ended are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statement of net assets available for benefits and the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.




                                        ARTHUR ANDERSEN LLP

Houston, Texas
July 12, 1996

                 MND Hospitality, Inc. Thrift and Savings Plan
   STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS WITH FUND INFORMATION
                              AT JANUARY 31, 1996



                                                                                            Mutual Funds
                                                                          ------------------------------------------------
                                               MEDC                                      Davis                     John
                                              Common          Fixed                       New                     Hancock
                                               Stock         Income          AIM         York       Franklin     Emerging
                                               Fund           Fund          Value       Venture      Income       Growth
                                              ---------    -----------    ---------     --------     --------     --------
Investments (at current values)
 MEDC Common Stock
  Class A ______________________________      $ 255,765    $        -     $      -      $     -      $     -      $     -
  Class B ______________________________        238,971             -            -            -            -            -

 Merrill Lynch Retirement
  Preservation Trust ___________________             -       2,091,335           -            -            -            -

 Mutual funds __________________________             -              -       106,253       59,642       26,865       36,412

 Participants loans_____________________             -              -            -            -            -            -

 Merrill Lynch CMA Money Fund __________          9,837         16,066           -           299           -            -
                                              ---------    -----------    ---------     --------     --------     --------
                                                504,573      2,107,401      106,253       59,941       26,865       36,412
Due to trustee _________________________             -           1,845           -            -            -            -
                                              ---------    -----------    ---------     --------     --------     --------

Net assets vailable for plan benefits___      $ 504,573    $ 2,105,556    $ 106,253     $ 59,941     $ 26,865     $ 36,412
                                              =========    ===========    =========     ========     ========     ========


                                                                         Mutual Funds
                                               ----------------------------------------------------------------
                                               Merrill                       Merrill    Oppenheimer
                                                Lynch         Merrill         Lynch     Main Street       Tem-
                                                Basic          Lynch         Global     Income and       pleton
                                                Value         Capital      Allocation    Growth         Foreign
                                               ---------     ---------     --------       --------      --------
Investments (at current values)
 MEDC Common Stock
  Class A ______________________________       $      -      $      -      $     -        $     -       $     -
  Class B ______________________________              -             -            -              -             -

 Merrill Lynch Retirement
  Preservation Trust ___________________              -             -            -              -             -

 Mutual funds __________________________         349,485       453,991       72,382         97,341        37,947

 Participants loans_____________________              -             -            -              -             -

 Merrill Lynch CMA Money Fund __________             287           243          234             -            197
                                               ---------     ---------     --------       --------      --------
                                                 349,772       454,234       72,616         97,341        38,144
Due to trustee _________________________              -             -            -              -             -
                                               ---------     ---------     --------       --------      --------

Net assets vailable for plan benefits___       $ 349,772     $ 454,234     $ 72,616       $ 97,341      $ 38,144
                                               =========     =========     ========       ========      ========



                                                 Loan
                                                 Fund           Total
                                              ---------      -----------
Investments (at current values)
 MEDC Common Stock
  Class A ______________________________      $       -      $   255,765
  Class B ______________________________              -          238,971

 Merrill Lynch Retirement
  Preservation Trust ___________________              -        2,091,335

 Mutual funds __________________________              -        1,240,318

 Participants loans_____________________        339,215          339,215

 Merrill Lynch CMA Money Fund __________              -           27,163
                                              ---------      -----------
                                                339,215        4,192,767
Due to trustee _________________________              -            1,845
                                              ---------      -----------

Net assets vailable for plan benefits___      $ 339,215      $ 4,190,922
                                              =========      ===========


- ---------------------------
The accompanying notes are in integral part of this statement.

                 MND Hospitality, Inc. Thrift and Savings Plan
   STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS WITH FUND INFORMATION
                              AT JANUARY 31, 1995




                                                                                   Mutual Funds
                                                                         -------------------------------
                                                   MEDC                              Davis
                                                  Common      Fixed                   New
                                                   Stock      Income       AIM        York      Franklin
                                                   Fund        Fund       Value      Venture     Income
                                                 --------   ----------   -------     -------     -------
Investments (at current value)
   MEDC Common Stock
       Class A __________________________        $200,152   $      -     $    -      $    -      $    -
       Class B __________________________         219,051          -          -           -           -

   Merrill Lynch Retirement
       Preservation Trust _______________              -     1,899,664        -           -           -

   Mutual Funds _________________________              -            -     14,415       4,166       1,610

   Participants loans ___________________              -            -         -           -           -

   Merrill Lynch CMA Money Fund _________           9,642       19,511        36         150          -
                                                 --------   ----------   -------     -------     -------
                                                  428,845    1,919,175    14,451       4,316       1,610
Due from trustee ________________________             282           89         7           7          -
Cash ____________________________________           2,621        5,303        10          41          -
                                                 --------   ----------   -------     -------     -------

Net assets available for plan benefits___        $431,748   $1,924,567   $14,468     $ 4,364     $ 1,610
                                                 ========   ==========   =======     =======     =======


                                                                               Mutual Funds
                                                 --------------------------------------------------------------------------
                                                 John       Merrill                       Merrill    Oppenheimer
                                                Hancock      Lynch        Merrill          Lynch     Main Street    Tem-
                                                Emerging     Basic         Lynch           Global    Income and    pleton
                                                 Growth      Value         Capital       Allocation     Growth     Foreign
                                                 ------     --------       --------       ---------     -------    -------
Investments (at current value)
   MEDC Common Stock
       Class A __________________________        $   -      $     -        $     -        $      -      $    -     $    -
       Class B __________________________            -            -              -               -           -          -

   Merrill Lynch Retirement
       Preservation Trust _______________            -            -              -               -           -          -

   Mutual Funds _________________________         7,765      235,882        334,571          25,213      12,780     13,632

   Participants loans ___________________            -            -              -               -           -          -

   Merrill Lynch CMA Money Fund _________            47        2,023          1,076           3,370          47         47
                                                 ------     --------       --------       ---------     -------    -------
                                                  7,812      237,905        335,647          28,583      12,827     13,679
Due from trustee ________________________            -           192            157             211          -          -
Cash ____________________________________            12          550            293             916          13         13
                                                 ------     --------       --------       ---------     -------    -------

Net assets available for plan benefits___        $7,824     $238,647       $336,097       $  29,710     $12,840    $13,692
                                                 ======     ========       ========       =========     =======    =======





                                                   Loan
                                                   Fund           Total
                                                 --------       ----------
Investments (at current value)
   MEDC Common Stock
       Class A __________________________        $     -        $  200,152
       Class B __________________________              -           219,051

   Merrill Lynch Retirement
       Preservation Trust _______________              -         1,899,664

   Mutual Funds _________________________              -           650,034

   Participants loans ___________________         207,636          207,636

   Merrill Lynch CMA Money Fund _________              -            35,949
                                                 --------       ----------
                                                  207,636        3,212,486
Due from trustee ________________________              -               945
Cash ____________________________________              -             9,772
                                                 --------       ----------

Net assets available for plan benefits___        $207,636       $3,223,203
                                                 ========       ==========


- --------------------------------
The accompanying notes are an integral part of this statement.

                MND Hospitality, Inc. Thrift and Savings Plan
   STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS WITH FUND
                                 INFORMATION
                     FOR THE YEAR ENDED JANUARY 31, 1996


                                                                                                 Mutual Funds
                                                                                            -------------------------
                                                          MEDC                                                 Davis
                                                         Common              Fixed                              New
                                                         Stock              Income             AIM              York
                                                          Fund               Fund             Value           Venture
                                                      ----------         ----------         --------         --------
Earnings on investments
    Interest income  _________________________         $    147           $ 129,458         $      -         $      -
    Mutual fund distributions ________________                -                   -            4,317            2,688
    Cash dividends ___________________________           14,158                   -                -                -
    Realized and unrealized appreciation
      of investments__________________________           34,838                   -            8,556            4,149

Contributions
    Members __________________________________           60,761             197,373           19,556            9,800
    Company __________________________________           26,858             141,952            9,077            2,957

Participants loans
    New loans made ___________________________          (26,593)           (165,973)          (1,792)          (1,603)
    Principal payments received ______________           17,332              75,041            1,479              902
    Loan administrative fees _________________             (187)               (755)             (12)              (5)

Distributions to withdrawing members _________          (41,993)           (186,463)          (1,334)          (1,550)

Transfers from Mitchell Energy & Develop-
    ment Corp. Thrift and Savings Plan _______           42,553              68,887           13,677            7,360

Interfund transfers___________________________          (55,049)            (78,531)          38,261           30,879
                                                       ---------         ----------         --------         --------
Increase in net assets _______________________           72,825             180,989           91,785           55,577

Net assets available for plan
    benefits, beginning of year ______________          431,748           1,924,567           14,468            4,364
                                                       ---------         ----------         --------         --------
Net assets available for plan
    benefits, end of year ____________________         $504,573          $2,105,556         $106,253         $ 59,941
                                                       =========         ==========         ========         ========

                                                                                     Mutual Funds
                                                       -----------------------------------------------------------------------
                                                                     John          Merrill                          Merrill
                                                                   Hancock          Lynch         Merrill            Lynch
                                                       Franklin    Emerging         Basic          Lynch             Global
                                                        Income      Growth          Value         Capital          Allocation
                                                      ---------   ---------       --------       --------         ------------
Earnings on investments
    Interest income  _________________________        $      -    $      -        $      -       $      -         $       -
    Mutual fund distributions ________________           1,919          10          15,320         47,086             5,612
    Cash dividends ___________________________               -           -               -              -                 -
    Realized and unrealized appreciation
      of investments _________________________           1,516       4,849          76,795         68,802             6,550

Contributions
    Members __________________________________           3,979       5,024          35,958         36,270            18,120
    Company __________________________________           1,540       1,687          15,923         18,663             6,532

Participants loans
    New loans made ___________________________         (11,175)     (2,554)        (22,677)       (30,958)           (4,391)
    Principal payments received ______________             159         939          10,081         13,765             3,607
    Loan administrative fees _________________               -         (15)           (138)           (75)              (58)

Distributions to withdrawing members _________             (28)        (25)        (29,867)       (34,806)           (7,973)

Transfers from Mitchell Energy & Develop-
    ment Corp. Thrift and Savings Plan _______           5,619           -          15,069         15,371            14,398

Interfund transfers___________________________          21,726      18,673          (5,339)       (15,981)              509
                                                      --------    --------        ---------      ---------        ---------
Increase in net assets _______________________          25,255      28,588         111,125        118,137            42,906

Net assets available for plan
    benefits, beginning of year ______________           1,610       7,824         238,647        336,097            29,710
                                                      --------    --------        ---------      ---------        ---------
Net assets available for plan
    benefits, end of year ____________________        $ 26,865    $ 36,412        $349,772       $454,234         $  72,616
                                                      ========    ========        ========       ========         =========


                                                               Mutual Funds
                                                         ---------------------------
                                                         Oppenheimer
                                                         Main Street        Tem-
                                                          Income and        pleton           Loan
                                                           Growth          Foreign           Fund              Total
                                                          ----------      ----------       ----------       ---------
Earnings on investments
    Interest income  _________________________            $      -        $      -        $  23,648         $ 153,253
    Mutual fund distributions ________________               1,021           2,223                -            80,196
    Cash dividends ___________________________                   -               -                -            14,158
    Realized and unrealized appreciation
      of investments _________________________              10,683           1,357                -           218,095

Contributions
    Members __________________________________              11,074           6,677                -           404,592
    Company __________________________________               5,220           2,389                -           232,798

Participants loans
    New loans made ___________________________             (12,512)           (714)         280,942                 -
    Principal payments received ______________               2,163           1,310         (126,778)                -
    Loan administrative fees _________________                  (5)              -                -            (1,250)

Distributions to withdrawing members _________                (388)         (1,886)         (28,639)         (334,952)

Transfers from Mitchell Energy & Develop-
    ment Corp. Thrift and Savings Plan _______               5,266           6,575            6,054           200,829

Interfund transfers___________________________              61,979           6,521          (23,648)                -
                                                          --------        --------        ---------        ----------
Increase in net assets _______________________              84,501          24,452          131,579           967,719

Net assets available for plan
    benefits, beginning of year ______________              12,840          13,692          207,636         3,223,203
                                                          --------        --------        ---------        ----------
Net assets available for plan
    benefits, end of year ____________________            $ 97,341        $ 38,144        $ 339,215        $4,190,922
                                                          ========        ========        =========        ==========

- -----------------------------
The accompanying notes are an integral part of this statement.

                 MND Hospitality, Inc. Thrift and Savings Plan
   STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS WITH FUND
                                  INFORMATION
                      FOR THE YEAR ENDED JANUARY 31, 1995


                                                                                                 Mutual Funds
                                                                                -----------------------------------------------
                                                            MEDC                           Davis                John    Merrill
                                                           Common      Fixed                New               Hancock    Lynch
                                                            Stock     Income      AIM       York    Franklin  Emerging   Basic
                                                            Fund       Fund      Value    Venture   Income     Growth    Value
                                                           ------     ------     -----    -------   --------  --------  ------
Earnings on investments
   Interest income _________________________________     $     772  $ 114,888  $      -  $      -   $    -    $     -  $      -
   Mutual fund distributions _______________________             -          -       214       154       66          2    10,766
   Cash dividends __________________________________        10,660          -         -         -        -          -         -
   Realized and unrealized
      depreciation of investments __________________      (108,280)         -      (569)     (366)     (68)       358    (8,380)

Contributions
   Members _________________________________________        63,718    203,166     6,740     3,323    1,330     11,019    43,689
   Company _________________________________________        32,693    131,644     2,600     1,124      459        376     1,826

Participants loans
   New loans made __________________________________       (19,707)   (87,768)   (5,006)      (57)       -     (4,540)  (12,181)
   Principal payments received _____________________        13,304     41,690       151        21        6        270     5,397
   Loan administrative fees ________________________           (87)      (507)        -         -        -          -       (79)

Distributions to withdrawing members _______________       (52,258)  (120,246)   (1,002)   (1,163)    (122)         -    (6,072)

Transfers to Mitchell Energy & Develop-
   ment Corp. Thrift and Savings Plan ______________        32,935      5,540         -         -        -          -    43,564

Interfund transfers ________________________________        25,422     18,466    10,967       986      (61)       339   (14,254)
                                                         ---------  ---------  --------  --------   ------    -------  --------
Increase (decrease) in net assets __________________          (828)   306,873    14,095     4,022    1,610      7,824    64,276

Net assets available for plan
   benefits, beginning of year _____________________       432,576  1,617,694       373       342        -          -   174,371
                                                         ---------  ---------  --------  --------   ------    -------  --------
Net assets available for plan
   benefits, end of year ___________________________     $ 431,748 $1,924,567  $ 14,468  $  4,364  $ 1,610    $ 7,824  $238,647
                                                         ========= ==========  ========  ========  =======    =======  ========

                                                                         Mutual Funds
                                                           ------------------------------------------
                                                                      Merrill    Oppenheimer
                                                           Merrill     Lynch     Main Street    Tem-
                                                            Lynch     Global     Income and    pleton     Loan
                                                           Capital   Allocation  Growth       Foreign     Fund      Total
                                                           -------   ----------  ----------   -------     ----      -----
Earnings on investments
   Interest income _________________________________      $      -  $       -    $      -    $      -   $ 12,430  $  128,090
   Mutual fund distributions _______________________        25,532      1,114         271         631          -      38,750
   Cash dividends __________________________________             -          -           -           -          -      10,660
   Realized and unrealized
      depreciation of investments __________________       (26,357)    (2,023)       (817)     (1,496)         -    (147,998)

Contributions
   Members _________________________________________        42,937     24,293       5,243       3,276          -     408,734
   Company _________________________________________        21,930      5,410       1,456       1,322          -     200,840

Participants loans
   New loans made __________________________________       (13,096)    (8,677)     (4,914)     (3,108)   159,054           -
   Principal payments received _____________________         9,065      1,513         137          78    (71,632)          -
   Loan administrative fees ________________________           (79)       (48)          -           -          -        (800)

Distributions to withdrawing members _______________       (20,896)    (4,413)       (119)       (120)   (15,843)   (222,254)

Transfers to Mitchell Energy & Develop-
   ment Corp. Thrift and Savings Plan ______________        51,476      4,998           -       5,114     12,897     156,524

Interfund transfers ________________________________       (51,795)     2,782      11,583       7,995    (12,430)         -
                                                          --------  ---------    --------    --------   --------  ----------
Increase (decrease) in net assets __________________        38,717     24,949      12,840      13,692     84,476     572,546

Net assets available for plan
   benefits, beginning of year _____________________       297,380      4,761           -           -    123,160   2,650,657
                                                          --------  ---------    --------    --------   --------  ----------
Net assets available for plan
   benefits, end of year ___________________________      $336,097  $  29,710    $ 12,840    $ 13,692   $207,636  $3,223,203
                                                          ========  =========    ========    ========   ========  ==========

The accompanying notes are an integral part of this statement.

                 MND Hospitality, Inc. Thrift and Savings Plan
                         NOTES TO FINANCIAL STATEMENTS
                           JANUARY 31, 1996 AND 1995




(1)   SUMMARY OF THE PLAN

      GENERAL

      Mitchell Energy & Development Corp. (the Company or MEDC), a large independent oil and gas company in the United States and a leading real estate developer in the Houston area, also engages in certain hospitality industry activities. The Company's hospitality industry employees are employed by a separate subsidiary, MND Hospitality, Inc. The MND Hospitality, Inc. Thrift and Savings Plan (the Plan) was adopted to encourage hospitality industry employees to provide additional security for their retirement. Full-time employees of MND Hospitality, Inc. (the Employer) are eligible to become members of the Plan on the first of the month following their completion of a one-month eligibility period. Other employees are eligible to become members after completing one year of participation service as defined in the Plan's provisions. Members should refer to the Plan document for a complete description of the Plan's provisions.

      ADMINISTRATION

      The Plan is administered by an administrative committee appointed by MEDC's Board of Directors. The committee has broad responsibilities regarding the supervision and administration of the Plan. Members of the administrative committee receive no compensation from the Plan for their services. Except for loan processing fees charged to members who have more than one loan outstanding, administrative expenses have been paid by the Company. Should the Company choose not to pay such expenses in the future, however, they would be paid by the Plan and charged to the members' accounts.

      TRUSTEE

      Plan investments are held by Merrill Lynch Trust Company of Somerset, New Jersey (Trustee), as trustee of the Plan. The Trustee receives contributions, makes payments to members in accordance with the terms of the Plan and has investment management authority where investment discretion is placed with the Trustee.

      BASIS OF ACCOUNTING

      The records of the Plan are maintained on the accrual basis of accounting for financial reporting purposes. For financial statement purposes, Plan investments other than the Merrill Lynch Retirement Preservation Trust and participant loans are carried at market values which are determined based upon published market quotations supplied by the Trustee. The Merrill Lynch Retirement Preservation Trust, which is a common collective trust, is valued at a unit value of $1 per unit while participant loans are valued at their principal amounts which approximate market.

      USE OF ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions that affect the accompanying financial statements and disclosures. Actual results could differ from those estimates.

      CONTRIBUTIONS AND INVESTMENT OPTIONS

      Members may elect, with certain limitations, to reduce their compensation by instructing the Employer to contribute from 1% to 14% of their base salary to the Plan on a pretax basis. Amounts so deferred, as limited by applicable Federal income tax regulations, are not included in a member's adjusted gross income for Federal income tax purposes in the year the income is deferred and contributed to the Plan. Members may also make after-tax contributions to the Plan. The total of a member's pretax and after-tax contributions may not exceed 14% of base salary. After-tax contributions are included in the member's adjusted gross income for Federal income tax purposes in the year the income is earned and contributed to the Plan.

      For members who have completed less than five years of vesting service, the Employer contributes an amount equal to 50% of a member's contributions, up to 6% of base salary. For members with five or more years of vesting service, Employer contributions are equal to 100% of a member's contributions, up to 6% of base salary.

      Each participant's account is credited with his or her contributions and the applicable matching contributions and an allocation of the Plan's earnings. Allocations of earnings are based on the proportion that each participant's account balance bears to the total of all participant account balances, except that earnings for investments that are valued daily are allocated only to accounts participating in those investments.

      Members may direct the Trustee to invest their contributions in one or more of the investment funds listed below. The number of participants (some of whom participate in more than one fund) in each investment fund at January 31, 1996 and 1995 and the investment objectives of the various funds are as follows:

      Fund                                             Investment Objective(s)
- -------------------------------             ---------------------------------------------------------
      MEDC Common Stock Fund                Invest in Class A and Class B Common Stock of MEDC.

      Fixed Income Fund                     Income investments, consisting of guaranteed invest-
                                            ment contracts; U.S. government securities and money
                                            market securities.  Investments of this fund in guaranteed investment contracts are recorded at contract values, which approximate fair market values.

      Mutual Funds
         AIM Value Fund                     Capital appreciation, invests primarily in equity securities.

         Davis New York                     Capital appreciation, invests in equity and convertible
             Venture Fund, Inc.             securities.

         Franklin Income Fund               Income, invests in equity and debt securities and cash
                                            equivalents.

         John Hancock Emerging              Capital appreciation, invests in equity securities of rapidly
             Growth Fund                    growing small and medium sized companies.

         Merrill Lynch Basic                Capital appreciation, invests primarily in equity securities.
             Value Fund, Inc.

         Merrill Lynch                      Income and capital appreciation, invests in equity, debt
             Capital Fund, Inc.             and convertible securities.

         Merrill Lynch Global               Income and capital appreciation, invests in United States
             Allocation Fund, Inc.          and foreign equity, debt and money market securities.

         Oppenheimer Main Street            Income and capital appreciation, invests in equity and
             Income and Growth              debt securities.

         Templeton Foreign Fund             Capital appreciation, invests in stock and debt securities of companies outside the United States.

      VESTING

      A member becomes vested in the Employer's matching contributions upon completing five years of vesting service. A year of vesting service is defined as the performance of 1,000 hours of service in a Plan year.

      FORFEITURES

      When a member who has not yet vested terminates employment, the value of his/her share of Employer contributions is forfeited and used to reduce future Employer contributions. During the plan years ended January 31, 1996 and 1995, forfeitures of $36,550 and $21,850 occurred. Forfeitures of $20,882 and $27,853 were used during these periods to reduce the Company contributions, and an additional $23,791 was available at January 31, 1996 to reduce the Company's future contributions. For members re-employed before completing a break in service, as defined by the Plan, Employer contributions are reinstated upon the member's reinvestment of applicable amounts in the Plan.

      DISTRIBUTIONS, WITHDRAWALS AND LOANS

      A withdrawing member is entitled to receive the value of his/her contributions and, upon retirement, death, permanent disability or termination after having completed five years of vesting service, is also entitled to receive 100% of the value of applicable Employer contributions.

      Distributions of member account balances invested in MEDC Common Stock Fund are made in kind with fractional shares paid in cash. Distributions from all other investment funds are paid in cash. A member may request a cash distribution from the MEDC Common Stock Fund in lieu of stock, subject to procedures established by the administrative committee.

      Section 1.401(k)-1 of the Internal Revenue Code restricts the withdrawals that members may make from their pretax contributions. Such withdrawals are limited to instances of a member's death, retirement, disability, separation from service, attainment of age 59-1/2 or conditions of severe hardship.

      Withdrawals may be made on the first day of each month, but only once during a twelve-month period. Fund balances arising from a member's rollover of balances from other plans may be withdrawn at any time.

      Members are eligible to borrow up to the lesser of 50% of the vested value of their total Plan investments or $50,000. All loans are evidenced by promissory notes, which are secured by the member's account and bear interest at a quoted prime rate plus two percent. Participant loans are reported as assets of the Loan Fund and payments received, including interest, are transferred to the investment funds based on members' current contribution elections. Member account balances pledged to secure loans may not be withdrawn from the Plan.

      TERMINATION

      The Employer can terminate, amend or modify the Plan at its option. If the Plan is terminated, and after all expenses are paid, any unallocated contributions, forfeitures, income and expenses will be allocated among the members' accounts. All members would then be fully vested and would be entitled to receive all amounts then credited to their accounts.


(2)   FEDERAL INCOME TAX STATUS

      The Plan obtained its latest determination letter on December 14, 1995, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code. The administrative committee believes that the Plan is currently being operated in compliance with the applicable requirements of the Code.

                                                                     SCHEDULE  I

                 MND Hospitality, Inc. Thrift and Savings Plan
                SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                              AT JANUARY 31, 1996




                                                                                                    Current
              Identity of Issue/Description                                       Cost               Value
- ----------------------------------------------------------------------        ----------          ----------
Mitchell Energy & Development Corp. (a)
     Class A Common Stock (14,209 shares)______________________________       $  256,608          $  255,765
     Class B Common Stock (13,369 shares)______________________________          237,441             238,971
                                                                              ----------          ----------
                                                                                 494,049             494,736
                                                                              ----------          ----------

Merrill Lynch Retirement Preservation Trust (a)(b)(c)__________________        2,091,335           2,091,335
                                                                              ----------          ----------

Mutual Funds
     AIM Value Fund (3,943 units)______________________________________           98,417             106,253
     Davis New York Venture Fund, Inc. (3,997 units)___________________           55,927              59,642
     Franklin Income Fund (11,335 units)_______________________________           25,657              26,865
     John Hancock Emerging Growth Fund (998 units)_____________________           31,969              36,412
     Merrill Lynch Basic Value Fund, Inc. (11,871 units)_______________          269,647             349,485
     Merrill Lynch Capital Fund, Inc. (14,528 units)___________________          396,113             453,991
     Merrill Lynch Global Allocation Fund, Inc. (5,087 units)__________           67,904              72,382
     Oppenheimer Main Street Income and Growth (3,551 units)___________           87,781              97,341
     Templeton Foreign Fund (4,003 units)______________________________           37,947              37,947
                                                                              ----------          ----------
                                                                               1,071,362           1,240,318
                                                                              ----------          ----------

Participant loans, at interest rates ranging from 10.5% to 11%_________              -               339,215
                                                                              ----------          ----------

Merrill Lynch CMA Money Fund___________________________________________           27,163              27,163
                                                                              ----------          ----------

                                                                              $3,683,909          $4,192,767
                                                                              ==========          ==========



- --------------------
(a) Party-in-interest to the Plan.
(b) Unit value of $1.00.
(c) The average yield for this trust was approximately 6.5% for the year ended January 31, 1996.

                                                                    SCHEDULE  II

                 MND Hospitality, Inc. Thrift and Savings Plan
                      SCHEDULE OF REPORTABLE TRANSACTIONS
                      FOR THE YEAR ENDED JANUARY 31, 1996




                                                      Purchases                                  Sales
                                              --------------------------  -----------------------------------------------------
                                                Number        Total         Number         Total      Total Cost        Net
                                              of Trans-      Purchase      of Trans-      Selling      of Assets        Gain
 Identity of Party Involved/Description        actions       Price (a)      actions        Price      Sold (a)(b)      (Loss)
- --------------------------------------------- ---------    ------------    ---------    ----------   -------------   -----------
Mitchell Energy & Development Corp.
     Class A Common Stock_____________________  127      $     116,089       67        $    79,315    $  83,409     $    (4,094)
     Class B Common Stock_____________________  125             94,439       68             90,518       94,313          (3,795)

Merrill Lynch Retirement
     Preservation Trust_______________________  184            709,699      118            518,028      518,028               -

Merrill Lynch Capital Fund, Inc.______________  124            151,159       49            100,541       90,798           9,743

Merrill Lynch CMA Money Fund__________________  109          1,222,097      139          1,230,883    1,230,883               -



____________________
(a) Purchase and selling prices were equal to current market values on the dates of the transaction and included (were net of) applicable expenses incurred in connection with the transactions.
(b) Weighted average historical cost was used to determine the cost of assets sold.

                                                                         Exhibit


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



      As independent public accountants, we hereby consent to the incorporation of our report dated July 12, 1996, on the financial statements of the MND Hospitality, Inc. Thrift and Savings Plan included in this Form 10-K/A, Amendment No. 1 (which relates to such Plan's Form 11-K for the year ended January 31, 1996) into the previously filed Form S-8 Registration Statement Number 33-2716.





                                                           ARTHUR ANDERSEN LLP

Houston, Texas
July 26, 1996